Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated January 31, 2003, except for Note 10, as to which the date is February 26, 2003 relating to the financial statements and the financial statement schedule of SimpleTech, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” and “Selected Financial Data” in such Registration Statement.

PricewaterhouseCoopers LLP

/s/    PricewaterhouseCoopers LLP

Orange County, CA

October 1, 2003